Exhibit 32.1

Certification Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Fellows Energy Ltd., a Nevada corporation (the “Company”) on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George S. Young, Chief Executive Officer and Acting Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 23, 2005

/s/ George S. Young

George S. Young

Chief Executive Officer, President and Acting Principal Accounting Officer